FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2006

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 6, 2006, United States Cellular Corporation (“U.S. Cellular”) issued a news release disclosing certain operating data and other information relating to the third quarter of 2006.  A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

 The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2006, U.S. Cellular also disclosed that it will restate its financial results for each of the three years in the period ended December 31, 2005, including quarterly information for 2005 and 2004, and certain selected financial data for 2002.  U.S. Cellular also will restate its Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006.  As a result, you should not rely on U.S. Cellular’s previously issued financial statements for these periods.  This restatement is related primarily to a review of the accounting treatment for certain prepaid forward contracts and related derivatives.  U.S. Cellular will file the restated financial statements and reports as promptly as possible.

U.S. Cellular’s management and audit committee concluded and discussed the restatements with U.S. Cellular’s independent registered public accounting firm, PricewaterhouseCoopers LLP on November 6, 2006.

A copy of the news release discussing the restatement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As previously disclosed in U.S. Cellular’s 2005 10-K, management concluded that due to the existence of material weaknesses, U.S. Cellular’s internal control over financial reporting was not effective as of December 31, 2005. As a result of the restatement, U.S. Cellular concluded that the following additional material weakness existed as of December 31, 2005. U.S. Cellular did not maintain effective controls over accounting for prepaid forward contracts and related derivatives. Specifically, effective controls were not designed and in place to ensure that the designation of the embedded collars within the forward contracts as cash flow hedges of the forecasted future sales of marketable equity securities continued to be appropriate. Further, U.S. Cellular did not contemporaneously perform additional tests for ineffectiveness of the hedges when the embedded collars were adjusted for differences between the actual and assumed dividends on the contracted shares. This control deficiency primarily affected other comprehensive income on the balance sheet and unrealized fair value adjustments of derivative instruments on the statement of operations. This control deficiency will result in the restatement of U.S. Cellular’s annual consolidated financial statements for 2005, 2004 and 2003, the interim consolidated financial statements for all quarters in 2005 and 2004, and the interim consolidated financial statements for the first and second quarters of 2006 as well as selected financial data for 2002. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to U.S. Cellular’s interim or annual consolidated financial statements that would not be prevented or detected.

Item 8.01. Other Matters.

As a result of the above-referenced restatements, on November 6, 2006, U.S. Cellular, disclosed that it would delay the filing with the Securities and Exchange Commission (“SEC”) of its Quarterly Report on Form 10-Q (“Form 10-Q”) for the period ended September 30, 2006.  U.S. Cellular requires additional time to complete its Form 10-Q for the period ended September 30, 2006 to complete the restatements.

The Form 10-Q for the period ended September 30, 2006 is due on November 9, 2006, but U.S. Cellular will extend such date to November 14, 2006 by filing Form 12b-25 with the SEC by November 13, 2006.  However, it is not expected that the Form 10-Q will be completed by the extended deadline of November 14, 2006.  Accordingly, U.S. Cellular expects that its Forms 10-Q for the quarter ended September 30, 2006 will not be filed on a timely basis. U.S. Cellular expects to file the Form 10-Q as promptly as possible.

The restatements and the late filing of the Form 10-Q for the quarter ended September 30, 2006 will result in defaults under the revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between a subsidiary of U.S. Cellular and a counterparty.   U.S. Cellular has received waivers from the lenders and the counterparty under such agreements, provided that U.S. Cellular files the restatement and its Form 10-Q for the quarter ended September 30, 2006 by January 12, 2007.  U.S. Cellular has not failed to make,

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and does not expect to fail to make, any scheduled payment of principal or interest under such revolving credit agreement or forward contracts.

In addition, the late filing of the Forms 10-Q may result in non-compliance under U.S. Cellular’s debt indenture if the Form 10-Q is not filed by December 14, 2006.  However, in such event, such non-compliance will not result in an event of default unless and until written notice thereof is delivered by the trustee or sufficient holders of debt and, in any event, such event of default would be cured if U.S. Cellular files its Form 10-Q for the quarter ended September 30, 2006 within 90 days of any such notice.  As a result, U.S. Cellular believes that it will be able to file the Form 10-Q in sufficient time to avoid any event of default maturing into a default under the indenture. U.S. Cellular has not failed to make, and does not expect to fail to make, any scheduled payment of principal or interest under such indenture.

U.S. Cellular has notified the American Stock Exchange of the delay in its filing of the Form 10-Q for the quarter ended September 30, 2006.  U.S. Cellular expects to receive a notice of failure to satisfy listing requirements from the American Stock Exchange as a result of such delay in filing.  U.S. Cellular will disclose any such notice and the contents of such notice at such time.  U.S. Cellular expects to restore compliance with such listing requirements when it files its Form 10-Q for the quarter ended September 30, 2006.

Also, U.S. Cellular debt is listed on the New York Stock Exchange (“NYSE”).  As a result of the delay in the filing of Form 10-Q for the quarter ended September 30, 2006, U.S. Cellular expects to receive a notice from the NYSE indicating that U.S. Cellular will be identified as a late filer with respect to such debt until it is current in its SEC filings.  U.S. Cellular expects to be current in its SEC filings when it files its Form 10-Q for the quarter ended September 30, 2006.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  November 7, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

99.1	Earnings Press Release dated November 6, 2006

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement